UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2022

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SANSOME STREET 33RD FLOOR
SAN FRANCISCO, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 432-7323

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2022, ContextLogic Inc. (the “Company”) issued a press release announcing the Company’s financial results for the second quarter ended June 30, 2022. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure in Items 5.01 and 5.02 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Piotr Szulczewski, a member of the board of directors (the “Board”) of ContextLogic Inc. (the “Company”) and founder of the Company, submitted a conversion notice on August 4, 2022 to convert, effective 1:00 PM Pacific Time on August 9, 2022 (the “Conversion”), 57,128,812 shares of Class B common stock of the Company (“Class B Common Stock”) he holds into 57,128,812 shares of Class A common stock of the Company (“Class A Common Stock”), which constituted his entire holdings of Class B Common Stock. The Class B Common Stock was entitled to twenty votes per share and the Class A Common Stock is entitled to one vote per share (the Class B Common Stock and the Class A Common Stock, collectively, the “Common Stock”). Immediately prior to the Conversion, Mr. Szulczewski’s holdings of Class B Common Stock and Class A Common Stock constituted approximately 62% of the voting power of the outstanding Common Stock. Immediately following such Conversion, his voting power constituted approximately 8% of the voting power of the outstanding Common Stock, not including options for 43,375,000 shares of Class B Common Stock (Class A Common Stock following the Automatic Conversion discussed below) that are immediately exercisable. Additionally, following the Conversion the outstanding Class B Common Stock constituted less than 1% of the Company’s outstanding Common Stock. The balance of the voting power of the Common Stock, approximately 92%, is held by the Company’s other stockholders and no other stockholder of the Company currently owns a majority of (i) the outstanding voting power of the Company’s outstanding Common Stock or (ii) the outstanding Common Stock.

In accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), due to the outstanding shares of Class B Common Stock representing less than 5% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding after the Conversion, all remaining shares of Class B Common Stock have been automatically converted into Class A Common Stock immediately following the Conversion and no further Class B Common Stock will be issued (the “Automatic Conversion”). In connection with the Automatic Conversion, outstanding proxy agreements entered into among the Company, Mr. Szulczewski and certain stockholders, which granted Mr. Szulczewski voting power over certain shares of Class B Common Stock held by such stockholders, terminated by their terms. The Company will file a certificate with the Secretary of State of the State of Delaware effecting the retirement and cancellation of the shares of Class B Common Stock (“Certificate of Retirement”), which shall be effective on or around the date of the Automatic Conversion.

Pursuant to the Certificate of Incorporation, the Conversion triggered various corporate governance changes as previously disclosed in the Company’s filings, which include:

•
the Board will be classified into three classes of directors with staggered three-year terms;
•
directors will be able to be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Common Stock; and
•
stockholders will only be able to take action at a meeting of stockholders and not by written consent.

These provisions in the Certificate of Incorporation could make it more difficult for stockholders or potential acquirors to obtain control of the Board or initiate actions that are opposed by the Company’s then-current Board. See Item 1A – Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed on or around the date hereof for further information.

The Automatic Conversion had the following effects, among others, on the holders of shares of Class B Common Stock:

•
Voting Power. Prior to the Automatic Conversion, holders of shares of Class B Common Stock were entitled to cast twenty votes per share on any matter submitted to a vote of the Company’s stockholders. As a result of the Automatic Conversion, all former holders of shares of Class B Common Stock are now holders of shares of Class A Common Stock, which is entitled to only one vote per share on all matters subject to a stockholder vote with a record date on or after the date of the conversion. In addition, the provisions of the Certificate of Incorporation and Delaware law that entitled the holders of shares of Class A and Class B common stock, in certain circumstances, to separate class voting rights are no longer applicable as a result of the conversion.
•
Economic Interests. Because holders of shares of Class A Common Stock are entitled to the same economic interests to which former holders of shares of Class B Common Stock were entitled before the Automatic Conversion, including with regard to dividends, liquidation rights and treatment in connection with a change of control or merger transaction, the Automatic Conversion had no impact on the economic interests of former holders of shares of Class B Common Stock.
•
Capitalization. The Automatic Conversion had no impact on the total number of the Company’s outstanding shares of capital stock, as the shares of Class B Common Stock converted into an equivalent number of shares of Class A Common Stock.
•
Equity Incentive Plans. Upon the Automatic Conversion, outstanding options and RSUs for shares of Class B Common Stock issued under the Company’s 2010 Stock Plan remain unchanged, except that they now represent the right to receive shares of Class A Common Stock.

Item 5.02. Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, Mr. Szulczewski notified the Board of his intent to resign as a member of the Board, effective August 9, 2022. The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 9, 2022, the Board appointed Lawrence M. Kutscher to the Board, effective immediately. Mr. Kutscher will serve as a director of the Company until his successor is duly elected and qualified. Further, the Board appointed Mr. Kutscher to serve on the Audit Committee of the Board (the “Audit Committee”). Upon the effective date of Mr. Kutscher’s appointment to the Audit Committee, Hans Tung resigned from the Audit Committee. The Board determined that Mr. Kutscher is independent under the listing standards of the Nasdaq Stock Market.

Mr. Kutscher is currently the Chief Executive Officer of A Place for Mom, Inc., a technology-driven senior living referral company, leading the company since April 2019 on its mission to enable caregivers to make the best senior living decisions. He has over 20 years of executive leadership and experience driving transformation and growth within data and technology companies. Prior to joining A Place for Mom, Larry served as CEO of TravelClick, a cloud-based software solution for hotels, from October 2010 to December 2018, where he more than doubled the company’s revenue and earnings during his tenure. Mr. Kutscher has also served as Chief Executive Officer of Register.com, General Manager of the Small Business Group at Dun & Bradstreet, Managing Director with Goldman Sachs Wealth Management, and held various leadership roles at American Express, where he started his career. Mr. Kutscher currently serves on the board of A Place for Mom and previously served on the boards of Thayer Ventures Acquisition Corporation (now Inspirato Incorporated) as a member of the audit committee from December 2020 to February 2022 and ReachLocal as a member of the compensation committee from December 2014 to June 2016. Mr. Kutscher received a bachelor’s degree in political science from Brown University and his M.B.A. from Columbia University.

As a non-employee director, Mr. Kutscher will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program. He will receive an initial grant of restricted stock units (“RSUs”) pursuant to the Company’s 2020 Equity Incentive Plan having an aggregate value of $440,000 based on the closing price of the Class A Common Stock on the date of grant, which vests with respect to 1/3rd of the total number of RSUs on each annual anniversary of the date of grant, as long as Mr. Kutscher continues to serve on the Board through such date. Additionally, in connection with Mr. Kutscher’s appointment to the Audit Committee, Mr. Kutscher will receive a grant of RSUs pursuant to the Company’s 2020 Equity Incentive Plan having an aggregate value of $8,333 based on the closing price of the Class A Common Stock on the date of grant, which will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next regular annual meeting of stockholders, as long as Mr. Kutscher continues to serve on the Board through such date . There are no arrangements or understandings between Mr. Kutscher and any other person pursuant to which Mr. Kutscher was selected as a director, and there are no transactions between Mr. Kutscher and the Company that would require disclosure under Item 404(a) of Regulation S-K. In addition, the Company has entered into an indemnification agreement with Mr. Kutscher in connection with his appointment to the Board in substantially the form entered into with other directors of the Company.

Additionally, effective on the Conversion Date, the Board became classified into three classes of directors with staggered three-year terms and the Board appointed the existing members of the Board to the following classes:

Class	Director
I	Stephanie Tilenius
I	Lawrence M. Kutscher
II	Tanzeen Syed
II	Julie Bradley
III	Vijay Talwar
III	Hans Tung

The Class I directors will serve until the 2023 annual meeting of stockholders. The Class II directors will serve until the 2024 annual meeting of stockholders. The Class III directors will serve until the 2025 annual meeting of stockholders. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description regarding the Certificate of Retirement under Item 5.01 is incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On August 9, 2022, the Company posted supplemental investor materials on its ir.wish.com website. The Company announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, and the investor relations section of its website (ir.wish.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information in this current report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 20, 2020)
99.1	Press release issued by ContextLogic Inc. on August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ContextLogic Inc.

Date:	August 9, 2022	By:	/s/ Vijay Talwar
Vijay Talwar Chief Executive Officer Principal Executive Officer